Exhibit 4.23

FORM OF CLASS B NOTE

THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS.

This debt instrument has been issued at original issue discount.

The following information is provided pursuant to Treasury Regulation Section 1.1275-3:

Issue Price: [_____]% of face amount

Issue Date:  December [__], 2007

The yield to maturity of this Note will be:  [____]%.

INTERACTIVE NETWORK, INC.

SENIOR SECURED CLASS B NOTE DUE 2011

No. [______] $[_________]	__________, 200__

FOR VALUE RECEIVED, the undersigned, INTERACTIVE NETWORK, INC. (herein called the “Issuer”), a corporation organized and existing under the laws of the State of Nevada, hereby promises to pay to [_________________], or registered assigns, the principal sum of [___________________________] DOLLARS on [______], 2011, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the LIBOR Rate (as defined in the Securities Purchase Agreement (as defined below)) plus 8% per annum from the date hereof, payable quarterly in arrears, on March 31, June 30, September 30 and December 31 in each year, commencing with March 31, 2008, until the principal hereof shall have become due and payable, and (b) following the occurrence and during the continuance of a Default or Event of Default under the Securities Purchase Agreement (as defined below), at a rate per annum equal to the LIBOR Rate plus 11.50% per annum until such Default or Event of Default is cured or waived in writing in accordance with the terms of the Securities Purchase Agreement.

Payments of principal of, interest on and other Obligations with respect to this Class B Note are to be made in lawful money of the United States of America at the address designated as provided in the Securities Purchase Agreement referred to below.

This Class B Note is one of a series of Senior Secured Class B Notes (herein called the “Class B Notes”) issued pursuant to a Securities Purchase Agreement, dated as of December [__], 2007 (as from time to time amended, the “Securities Purchase Agreement”), among the Issuer, the Guarantors listed on the signature pages thereto, and the Holders listed therein, and is entitled to the benefits thereof.  Terms defined in the Securities Purchase Agreement and used without other definition herein shall have the respective meanings herein assigned to such terms in the Securities Purchase Agreement.

This Class B Note is a registered Class B Note and, as provided in the Securities Purchase Agreement, upon surrender of this Class B Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Class B Note (or a new Class A Note if surrendered pursuant to Section 2.08 or 2.09 of the Securities Purchase Agreement) for a like principal amount will be issued to, and registered in the name of, the transferee.  Prior to due presentment for registration of transfer, the Issuer may treat the Person in whose name this Class B Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Issuer will not be affected by any notice to the contrary.

This Class B Note is subject to prepayment, in whole or from time to time in part, at the times and on the terms specified in the Securities Purchase Agreement, but not otherwise.

Each of the undersigned Senior and Subordinated Guarantors acknowledges and agrees that this Class B Note is entitled to the benefits of the Guaranty set forth in Article XI of the Securities Purchase Agreement.  This Note is secured by the security interests granted in Article III of the Securities Purchase Agreement and in the Security Documents and is entitled to all of the other benefits conferred upon the Class B Notes by the Note Documents.

If an Event of Default, as defined in the Securities Purchase Agreement, occurs and is continuing, the principal of this Class B Note may be declared or otherwise become due and payable in the manner, at the price (including all then outstanding Obligations) and with the effect provided in the Securities Purchase Agreement.

THIS CLASS B NOTE AND THE OTHER FUNDING DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK EXCEPT AS EXPRESSLY PROVIDED TO THE CONTRARY IN ANOTHER FUNDING DOCUMENT IN RESPECT OF SUCH OTHER FUNDING DOCUMENT.

[signatures on following page]

[SIGNATURE PAGE TO SENIOR SECURED CLASS B NOTE DUE 2011]

ISSUER:

INTERACTIVE NETWORK, INC.

By:
Name:
Title:

SUBORDINATED GUARANTORS:

PENTHOUSE MEDIA GROUP INC.

GENERAL MEDIA ART HOLDING, INC.

GENERAL MEDIA COMMUNICATIONS, INC.

GENERAL MEDIA ENTERTAINMENT, INC.

GENERAL MEDIA UK LIMITED

GMCI INTERNET OPERATIONS, INC.

GMI ON-LINE VENTURES, LTD.

PENTHOUSE CLUBS INTERNATIONAL ESTABLISHMENT

PENTHOUSE IMAGES ACQUISITIONS, LTD.

WEST COAST FACILITIES INC.

PMGI HOLDINGS INC.

PURE ENTERTAINMENT TELECOMMUNICATIONS, INC.

By:
Name:
Title:

PENTHOUSE FINANCIAL SERVICES N.V.

By:
Name:
Title:

PENTHOUSE DIGITAL MEDIA PRODUCTIONS INC.

VIDEO BLISS, INC.

DANNI ASHE, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO SENIOR SECURED CLASS B NOTE DUE 2011]

SNAPSHOT PRODUCTIONS, LLC

By:
Name:
Title:

SENIOR GUARANTORS:

VARIOUS, INC.

By:
Name:
Title:

GLOBAL ALPHABET, INC.
SHARKFISH, INC.
TRAFFIC CAT, INC.
BIG ISLAND TECHNOLOGY GROUP, INC.
FASTCUPID, INC.
MEDLEY.COM INCORPORATED
PPM TECHNOLOGY GROUP, INC.
FRIENDFINDER NETWORK, INC.

By:
Name:
Title:

FRIENDFINDER PROCESSING LTD.

By:
Name:
Title:

STREAMRAY, INC.

By:
Name:
Title:

[SIGNATURE PAGE TO SENIOR SECURED CLASS B NOTE DUE 2011]

CONFIRM ID, INC.
FRNK TECHNOLOGY GROUP
TRANSBLOOM, INC.
STREAMRAY INC.

By:
Name:
Title: